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                                                                  Exhibit 23.01

                         Consent of Independent Auditors

     We consent to the incorporation by reference of our report dated October 23, 2001 with respect to the consolidated financial statements and schedule of IDT Corporation included in this Annual Report (Form 10-K) for the year ended July 31, 2001, in each of the following:

              Registration Statement No. 333-49150 on Form S-8; Registration Statement No. 333-42267 on Form S-8; Registration Statement No. 333-19727 on Form S-8; and Registration Statement No. 333-73167 on Form S-8;




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                                ERNST & YOUNG LLP



New York, New York
October 23, 2001